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                                                                      Exhibit 99

                [MOUNTAINBANK FINANCIAL CORPORATION LETTERHEAD]


                                  News Release

Date:             Tuesday, July 23, 2002

Contact:          J. W. Davis, President and CEO
                  MountainBank Financial Corporation  (828) 693-7376

                  Andrew M. Crane, Sr., President and CEO
                  TrustCo Holding, Inc.  (864) 232-2255

Release Date:     For Immediate Release

          MOUNTAINBANK FINANCIAL CORPORATION AND TRUSTCO HOLDING, INC.
                      ANNOUNCE SIGNING OF MERGER AGREEMENT

GREENVILLE S.C. and HENDERSONVILLE, N.C., July 23 / PR Newswire / -- The Boards of Directors of TrustCo Holding, Inc., Greenville, South Carolina (parent company of Trust Company of the South and Asset Management of the South) and MountainBank Financial Corporation (OTC Bulletin Board: MBFC; parent company of MountainBank), Hendersonville, North Carolina, announced today that final terms for the merger of the two companies had been reached and that a merger agreement has been completed and executed by the two companies. The merger will be effected via a stock transaction valued at approximately $1.8 million. The merger transaction is subject to the approval of the shareholders of TrustCo Holding, Inc. and to receipt of required state and federal bank regulatory approvals. Subject to those contingencies, it is expected that the transaction will be consummated during the fourth quarter of 2002.

J.W. Davis, President of MountainBank Financial Corporation commented on the merger by stating, "We are extremely gratified to find a strategic partner that will facilitate full service banking powers for MountainBank into the very dynamic and progressive upstate of South Carolina. Nearly one-half of MountainBank Financial Corporation's corporate board is either a resident or native of South Carolina, so this is both a natural alignment for us and extends the southern boundary of our MountainBank franchise."

Andrew M. Crane, Sr., President and CEO of TrustCo Holding, Inc. stated, "Our Board of Directors and associates feel strongly that our combination with the MountainBank community culture, one to one personal service, and profitable growth strategy will enable Trust Company of the South to expand our commitment of delivering the best available services throughout South Carolina. The addition of traditional banking products affords our firm needed programs to round out our delivery system. Given the success and strength of the MountainBank franchise, the addition of our financial planning, Private Banking, trust and investment management services can and will add new quality products to serve their existing client and prospect base in North Carolina and soon Virginia."

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This joint press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MountainBank Financial Corporation ("MFC"), TrustCo Holding Inc. ("TrustCo") and their proposed merger. Those statements include, but are not limited to: (1) statements about the benefits of the proposed merger (including future financial and operating results,

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cost savings, and enhanced revenues), (2) statements regarding MFC's and
TrustCo's plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects," "would be," and similar expressions. These statements are based upon the current beliefs and expectations of MFC's and TrustCo's management and they are subject to significant risks and uncertainties. Actual or future results or events may differ from those set forth in the forward-looking statements.

The following risks and other factors, among others, could cause actual results or events to differ materially from the anticipated results, events or other expectations expressed in the forward-looking statements: (1) that the businesses of MFC and TrustCo will not be integrated successfully or that the process of integrating their businesses may be more difficult, time-consuming or costly than expected; (2) that expected revenue synergies and cost savings from the merger may not be fully realized or may not be realized within the expected time frame; (3) that revenues following the merger may be lower than expected;
(4) that operating costs, customer loss and business disruption following the merger, including without limitation difficulties in maintaining relationships with employees, may be greater than expected; (5) that required governmental approvals of the merger will not be obtained on its proposed terms and schedule;
(6) that TrustCo's stockholders will not approve the merger; (7) that competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) that the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a reduced demand for the combined company's products and services; (9) that there will be changes in the U.S. legal and regulatory framework; and (10) that there will be adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company's business and operating results.

Additional factors that could cause MFC's and TrustCo's results to differ materially from those described in the forward-looking statements can be found in reports (such as Annual Reports on Form 10-K or 10-KSB, Quarterly Reports on Form 10-Q or 10-QSB and Current Reports on Form 8-K) filed by MFC with the Securities and Exchange Commission and which are available, without charge, at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to MFC and TrustCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. MFC and TrustCo do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.


   This press release does not constitute an offer of any securities for sale.


      SOURCE: TrustCo Holding, Inc. and MountainBank Financial Corporation


                              +++End of Release+++


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